===============================================================


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                        ---------------

                           FORM 8-K

                        CURRENT REPORT


                          May 6, 1998
--------------------------------------------------------------
       Date of Report (Date of earliest event reported)


                 TTI Industries, Incorporated
---------------------------------------------------------------
    (Exact name of registrant as specified in its charter)



           Texas                   0-13041            95-1939021
(State or other jurisdiction  (Commission File       (IRS Employer
     of incorporation)             Number)        Identification No.)



3838 Oak Lawn Ave, Suite 1000, Dallas, Texas        75219
  (Address of principal executive offices)        (Zip Code)



                        (214) 520-1702
---------------------------------------------------------------
     (Registrant's telephone number, including area code)



               Environmental Plus, Incorporated
                        Route 1, Box 41
                     Overton, Texas  75684
---------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

===============================================================

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

     On May 6, 1998, a change in control of the Registrant occurred by virtue of the consummation of the Stock Purchase Agreement dated January 15, 1998 among Environmental Plus, Incorporated (now known as TTI Industries, Incorporated, the "Company") Terminator Technologies, Incorporated ("TTI"), AMJ Resources, Inc. ("AMJ") and the designees of AMJ or TTI (collectively "Buyers"), and George Davis ("Davis"), J. D. Davenport ("Davenport"), Charles White ("White"), GD/JD, Inc. and Northport Management Group (collectively, "Sellers"). Pursuant to the Stock Purchase Agreement, Sellers sold approximately 58% of the outstanding voting and equity securities of the Company to Buyers (which included, in addition to TTI and AMJ, AM Resources, Inc., Sytek Resources, Inc., Pierre S. Korsmoe and Joseph H. Stephens, the designees of TTI and AMJ). As described in the Company's Proxy Statement for the special meeting of shareholders held on April 17, 1998, upon consummation of the Stock Purchase Agreement, White and Davenport resigned from the Company's board of directors and Frank W. Harrison, Sr. and Joe Nicholson were appointed as directors of the Company.

                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  May 26, 1998
                              TTI INDUSTRIES, INCORPORATED




                              By:  /s/ Frank W. Harrison, Sr.
                                 ------------------------------
                                   Frank W. Harrison, Sr.
                                   President